Exhibit 99.4

Ultrapar Participações S.A.

Valuation of the Company’s

Net Book Value

As of September 30, 2007

(A free translation of the original Valuation in

Portuguese)

KPMG Auditores Independentes	Central Tel	55 (11) 2183-3000
R. Dr. Renato Paes de Barros, 33	Fax Nacional	55 (11) 2183-3001
04530-904 - São Paulo, SP - Brasil	Internacional	55 (11) 2183-3034
Caixa Postal 2467	Internet	www.kpmg.com.br
01060-970 - São Paulo, SP - Brasil

VALUATION OF THE COMPANY’S NET BOOK VALUE REPORT

KPMG Auditores Independentes, whose main office is located at Dr. Renato Paes de Barros st., 33, São Paulo – SP, with Taxpayer Identification (CNPJ) 57.755.217/0001-29 and Regional Accounting Council (CRC) 2SP014428/O-6, which is herein represented by its partner Pedro Augusto de Melo, Brazilian, married, accountant, Taxpayer identification (CPF) n° 011.512.108-03, Regional Accounting Council Identification (CRC) 1SP113939/O-8, assigned, as determined in the terms, conditions and reasons document for the incorporation of shares (the “Protocolo e Justificação de Incorporação de Ações”) dated November 9, 2007, by the Management from Ultrapar Participações S.A. (“ULTRAPAR”), whose main office is located at Brigadeiro Luiz Antonio avenue, 1.343 – São Paulo, São Paulo, with Taxpayer Identification (CNPJ) n° 33.256.439/0001-39, from Distribuidora de Produtos de Petróleo Ipiranga (“DPPI”), whose main office is located at Dolorez Alcaraz Caldas avenue, 90 – Porto Alegre, Rio Grande do Sul, with Taxpayer Identification (CNPJ) n° 92.689.256/0001-76, from Companhia Brasileira de Petróleo Ipiranga (“CBPI”), whose main office is located at Francisco Eugênio street, 329 – Rio de Janeiro – Rio de Janeiro, with Taxpayer Identification (CNPJ) n° 33.069.766/0001-81 and from Refinaria de Petróleo Ipiranga (“RPI”), whose main office is located at Eng. Heitor Amaro Barcellos street, 551 – Rio Grande – Rio Grande do Sul, with Taxpayer Identification (CNPJ) n° 94.845.674/0001-30, ad referendum of the extraordinary shareholders’ meeting of the respective companies, to act as net book value evaluator for the shares issued by the Companies, based on their net book values, according to the balance sheets of these companies as of September 30, 2007, hereby presents the results of its work.

KPMG Auditores Independentes, uma sociedade simples brasileira e firma-membro da rede KPMG de firmas-membro independentes e afiliadas à KPMG International, uma cooperativa suíça.	KPMG Auditores Independentes is a Brazilian entity and a member firm of the KPMG network of independent member firms affiliated with KPMG International, a Swiss cooperative.

1 - Objective

This report is issued for the exclusive objective of being part of the process of incorporation of shares issued by Companies Distribuidora de Produtos de Petróleo Ipiranga, Companhia Brasileira de Petróleo Ipiranga and Refinaria de Petróleo Ipiranga, by Ultrapar Participações S.A., under article 252 of Brazilian Corporation Law.

2 - Valuation criteria

According to the terms, conditions and reasons (the “Protocolo e Justificação”) for the incorporation of shares, the Valuation criteria provided in articles 183 and 184 of Law 6404/76 have been adopted, for purposes of determining asset and liability accounts of Ultrapar Participações S.A., as of September 30, 2007 (appendix) to evaluate its net book value.

3 - Examinations performed and effective date

This Valuation was performed by comparing assets and liabilities balances shown in the balance sheet of the Company as of September 30, 2007, with the accounting books, support documentation, and confirmation, through the application of tests, of the adoption by the Company of the criteria foreseen in articles 183, 184 and 248 of Law 6404/76.

4 - Results of the evaluation

Based on our examinations, described in item 3, we concluded that the equity net book value of Ultrapar Participações S.A. as of September 30, 2007, for the purposes described in item 1 and in accordance with the Valuation criteria described in item 2, was R$ 2,014,956,352.29 (two billion, fourteen million, nine hundred fifty six thousand, three hundred fifty two reais and twenty nine cents) represented by 49,429,897 common shares and 31,895,512 preferred shares, resulting in a net book value per share of R$ 24.78 (twenty four reais and seventy eight cents).

This net book value is represented by assets and liabilities accounts, as described in the balance sheet appendix.

Additionally, in attendance to the requirements of the local Securities and Exchange Commission - CVM, we informed that:

a)	in accordance with the professional standards established by the Federal Accounting Council (CFC), we have no knowledge of any conflict of interests, direct or indirect, or any other circumstances that represent conflict of interests in connection with the services provided by us, and described above; and

b)	We have no knowledge about Company’s shareholders or management actions with the objective to lead, limit, difficult or perform any act that have or may have compromised the access, the utilization or acknowledgment regarding information, assets, documentation or methodologies relevant to the quality of the conclusions that we are concluding on.

São Paulo, November 9, 2007

KPMG Auditores Independentes

CRC 2SP014428/O-6

Pedro Augusto de Melo
Accountant CRC 1SP113939/O-8

Companhia Brasileira de Petróleo Ipiranga

Valuation of the Company’s Net

Book Value

As of September 30, 2007

(A free translation of the original valuation in

Portuguese)

KPMG Auditores Independentes	Central Tel	55 (21) 3515-9400
Av. Almirante Barroso, 52 - 4°	Fax	55 (21) 3515-9000
20031-000 - Rio de Janeiro, RJ - Brasil	Internet	www.kpmg.com.br
Caixa Postal 2888
20001-970 - Rio de Janeiro, RJ - Brasil

VALUATION OF THE COMPANY’S NET BOOK VALUE REPORT

KPMG Auditores Independentes, whose main office is located at Almirante Barroso st., 52, 4th floor, Rio de Janeiro, Rio de Janeiro, with Taxpayer Identification (CNPJ) 57.755.217/0003-90 and Regional Accounting Council CRC-SP-14.428/O-6-F-RJ, which is herein represented by its partner Vânia Andrade de Souza, Brazilian, married, accountant, Taxpayer identification (CPF) n° 671.396.717-53, Regional Accounting Council Identification CRC-RJ-057.497/O-2, assigned, as determined in the terms, conditions and reasons document for the incorporation of shares (the “Protocolo e Justificação de Incorporação de Ações”) dated November 9, 2007, by the Management from Ultrapar Participações S.A. (“ULTRAPAR”), whose main office is located at Brigadeiro Luiz Antonio avenue, 1.343 – São Paulo, São Paulo, with Taxpayer Identification (CNPJ) n° 33.256.439/0001-39, from Distribuidora de Produtos de Petróleo Ipiranga (“DPPI”), whose main office is located at Dolorez Alcaraz Caldas avenue, 90 – Porto Alegre, Rio Grande do Sul, with Taxpayer Identification (CNPJ) n° 92.689.256/0001-76, from Companhia Brasileira de Petróleo Ipiranga (“CBPI”), whose main office is located at Francisco Eugênio street, 329 – Rio de Janeiro – Rio de Janeiro, with Taxpayer Identification (CNPJ) n° 33.069.766/0001-81 and from Refinaria de Petróleo Ipiranga (“RPI”), whose main office is located at Eng. Heitor Amaro Barcellos street, 551 – Rio Grande – Rio Grande do Sul, with Taxpayer Identification (CNPJ) n° 94.845.674/0001-30, ad referendum of the extraordinary shareholders’ meeting of the respective companies, to act as net book value evaluator for the shares issued by the Companies, based on their net book values, according to the balance sheets of these companies as of September 30, 2007, hereby presents the results of its work.

KPMG Auditores Independentes, uma sociedade simples brasileira e firma-membro da rede KPMG de firmas-membro independentes e afiliadas à KPMG International, uma cooperativa suíça.	KPMG Auditores Independentes is a Brazilian entity and a member firm of the KPMG network of independent member firms affiliated with KPMG International, a Swiss cooperative.

1 - Objective

This report is issued for the exclusive objective of being part of the process of incorporation of shares issued by Companies Distribuidora de Produtos de Petróleo Ipiranga, Companhia Brasileira de Petróleo Ipiranga and Refinaria de Petróleo Ipiranga, by Ultrapar Participações S.A., under article 252 of Brazilian Corporation Law.

2 - Valuation criteria

According to the terms, conditions and reasons (the “Protocolo e Justificação”) for the incorporation of shares, the valuation criteria provided in articles 183 and 184 of Law 6404/76 have been adopted, for purposes of determining asset and liability accounts of Companhia Brasileira de Petróleo Ipiranga, as of September 30, 2007 (appendix) to evaluate its net book value.

3 - Examinations performed and effective date

This valuation was performed by comparing assets and liabilities balances shown in the balance sheet of the Company as of September 30, 2007, with the accounting books, support documentation, and confirmation, through the application of tests, of the adoption by the Company of the criteria foreseen in articles 183, 184 and 248 of Law 6404/76.

4 - Results of the evaluation

Based on our examinations, described in item 3, we concluded that the equity net book value of Companhia Brasileira de Petróleo Ipiranga as of September 30, 2007, for the purposes described in item 1 and in accordance with the valuation criteria described in item 2, was R$ 1,839,874,344.03 (one billion eight hundred thirty nine million, eight hundred seventy four thousand and three hundred forty four reais and three cents) represented by 35,409,306 common shares and 70,542,694 preferred shares, resulting in a net book value per share of R$ 17.37 (seventeen reais and thirty seven cents).

This net book value is represented by assets and liabilities accounts, as described in the balance sheet appendix.

Additionally, in attendance to the requirements of the local Securities and Exchange Commission - CVM, we informed that:

a)	in accordance with the professional standards established by the Federal Accounting Council (CFC), we have no knowledge of any conflict of interests, direct or indirect, or any other circumstances that represent conflict of interests in connection with the services provided by us, and described above; and

b)	We have no knowledge about Company’s shareholders or management actions with the objective to lead, limit, difficult or perform any act that have or may have compromised the access, the utilization or acknowledgment regarding information, assets, documentation or methodologies relevant to the quality of the conclusions that we are concluding on.

Rio de Janeiro, November 9, 2007

KPMG Auditores Independentes

CRC 2SP14428/O-6-F-RJ

Vânia Andrade de Souza
Accountant CRC 1RJ057497/O-2

Refinaria de Petróleo Ipiranga S.A.

Valuation of the Company’s

Net Book Value

As of September 30, 2007

(A free translation of the original Valuation in

Portuguese)

KPMG Auditores Independentes	Central Tel	55 (51) 3303-6000
R. dos Andradas, 1001 - 17°	Fax	55 (51) 3303-6001
90020-007 - Porto Alegre, RS - Brasil	Internet	www.kpmg.com.br
Caixa Postal 199
90001-970 - Porto Alegre, RS - Brasil

VALUATION OF THE COMPANY’S NET BOOK VALUE REPORT

KPMG Auditores Independentes, whose main office is located at dos Andradas st., 1001, room 1702, Porto Alegre, Rio Grande do Sul, with Taxpayer Identification (CNPJ) 57.755.217/0005-52 and Regional Accounting Council (CRC) 2SP014428/S-RS, which is herein represented by its partner Wladimir Omiechuk, Brazilian, married, accountant, Taxpayer identification (CPF) n° 315.757.570-87, Regional Accounting Council Identification (CRC) 1RS041241/O-2, assigned, as determined in the terms, conditions and reasons document for the incorporation of shares (the “Protocolo e Justificação de Incorporação de Ações”) dated November 9, 2007, by the Management from Ultrapar Participações S.A. (“ULTRAPAR”), whose main office is located at Brigadeiro Luiz Antonio avenue, 1.343 – São Paulo, São Paulo, with Taxpayer Identification (CNPJ) n° 33.256.439/0001-39, from Distribuidora de Produtos de Petróleo Ipiranga (“DPPI”), whose main office is located at Dolorez Alcaraz Caldas avenue, 90 – Porto Alegre, Rio Grande do Sul, with Taxpayer Identification (CNPJ) n° 92.689.256/0001-76, from Companhia Brasileira de Petróleo Ipiranga (“CBPI”), whose main office is located at Francisco Eugênio street, 329 – Rio de Janeiro – Rio de Janeiro, with Taxpayer Identification (CNPJ) n° 33.069.766/0001-81 and from Refinaria de Petróleo Ipiranga (“RPI”), whose main office is located at Eng. Heitor Amaro Barcellos street, 551 – Rio Grande – Rio Grande do Sul, with Taxpayer Identification (CNPJ) n° 94.845.674/0001-30, ad referendum of the extraordinary shareholders’ meeting of the respective companies, to act as net book value evaluator for the shares issued by the Companies, based on their net book values, according to the balance sheets of these companies as of September 30, 2007, hereby presents the results of its work.

KPMG Auditores Independentes, uma sociedade simples brasileira e firma-membro da rede KPMG de firmas-membro independentes e afiliadas à KPMG International, uma cooperativa suíça.	KPMG Auditores Independentes is a Brazilian entity and a member firm of the KPMG network of independent member firms affiliated with KPMG International, a Swiss cooperative.

1 - Objective

This report is issued for the exclusive objective of being part of the process of incorporation of shares issued by Companies Distribuidora de Produtos de Petróleo Ipiranga, Companhia Brasileira de Petróleo Ipiranga and Refinaria de Petróleo Ipiranga, by Ultrapar Participações S.A., under article 252 of Brazilian Corporation Law.

2 - Valuation criteria

According to the terms, conditions and reasons (the “Protocolo e Justificação”) for the incorporation of shares, the Valuation criteria provided in articles 183 and 184 of Law 6404/76 have been adopted, for purposes of determining asset and liability accounts of Refinaria de Petróleo Ipiranga S.A., as of September 30, 2007 (appendix) to evaluate its net book value.

3 - Examinations performed and effective date

This Valuation was performed by comparing assets and liabilities balances shown in the balance sheet of the Company as of September 30, 2007, with the accounting books, support documentation, and confirmation, through the application of tests, of the adoption by the Company of the criteria foreseen in articles 183, 184 and 248 of Law 6404/76.

4 - Results of the evaluation

Based on our examinations, described in item 3, we concluded that the equity net book value of Refinaria de Petróleo Ipiranga S.A. as of September 30, 2007, for the purposes described in item 1 and in accordance with the Valuation criteria described in item 2, was R$ 769,503,076.33 (seven hundred sixty nine million, five hundred and three thousand and seventy six reais and thirty three cents) represented by 9,982,404 common shares and 19,617,596 preferred shares, resulting in a net book value per share of R$ 26.00 (twenty six reais). This net book value is represented by assets and liabilities accounts, as described in the balance sheet appendix.

Additionally, in attendance to the requirements of the local Securities and Exchange Commission - CVM, we informed that:

a)	in accordance with the professional standards established by the Federal Accounting Council (CFC), we have no knowledge of any conflict of interests, direct or indirect, or any other circumstances that represent conflict of interests in connection with the services provided by us, and described above; and

b)	We have no knowledge about Company’s shareholders or management actions with the objective to lead, limit, difficult or perform any act that have or may have compromised the access, the utilization or acknowledgment regarding information, assets, documentation or methodologies relevant to the quality of the conclusions that we are concluding on.

Rio Grande, November 9, 2007

KPMG Auditores Independentes

CRC2SP014428/F-RS

Wladimir Omiechuk
Accountant CRC 1RS041241/O-2

Distribuidora de Produtos

de Petróleo Ipiranga S.A.

Valuation of the Company’s Net

Book Value

As of September 30, 2007

(A free translation of the original Valuation in

Portuguese)

KPMG Auditores Independentes	Central Tel	55 (51) 3303-6000
R. dos Andradas, 1001 - 17°	Fax	55 (51) 3303-6001
90020-007 - Porto Alegre, RS - Brasil	Internet	www.kpmg.com.br
Caixa Postal 199
90001-970 - Porto Alegre, RS - Brasil

VALUATION OF THE COMPANY’S NET BOOK VALUE REPORT

KPMG Auditores Independentes, whose main office is located at dos Andradas st., 1001, room 1702, Porto Alegre, Rio Grande do Sul, with Taxpayer Identification (CNPJ) 57.755.217/0005-52 and Regional Accounting Council (CRC) 2SP014428/S-RS, which is herein represented by its partner Wladimir Omiechuk, Brazilian, married, accountant, Taxpayer identification (CPF) n° 315.757.570-87, Regional Accounting Council Identification (CRC) 1RS041241/O-2, assigned, as determined in the terms, conditions and reasons document for the incorporation of shares (the “Protocolo e Justificação de Incorporação de Ações”) dated November 9, 2007, by the Management from Ultrapar Participações S.A. (“ULTRAPAR”), whose main office is located at Brigadeiro Luiz Antonio avenue, 1.343 – São Paulo, São Paulo, with Taxpayer Identification (CNPJ) n° 33.256.439/0001-39, from Distribuidora de Produtos de Petróleo Ipiranga (“DPPI”), whose main office is located at Dolorez Alcaraz Caldas avenue, 90 – Porto Alegre, Rio Grande do Sul, with Taxpayer Identification (CNPJ) n° 92.689.256/0001-76, from Companhia Brasileira de Petróleo Ipiranga (“CBPI”), whose main office is located at Francisco Eugênio street, 329 – Rio de Janeiro – Rio de Janeiro, with Taxpayer Identification (CNPJ) n° 33.069.766/0001-81 and from Refinaria de Petróleo Ipiranga (“RPI”), whose main office is located at Eng. Heitor Amaro Barcellos street, 551 – Rio Grande – Rio Grande do Sul, with Taxpayer Identification (CNPJ) n° 94.845.674/0001-30, ad referendum of the extraordinary shareholders’ meeting of the respective companies, to act as net book value evaluator for the shares issued by the Companies, based on their net book values, according to the balance sheets of these companies as of September 30, 2007, hereby presents the results of its work.

KPMG Auditores Independentes, uma sociedade simples brasileira e firma-membro da rede KPMG de firmas-membro independentes e afiliadas à KPMG International, uma cooperativa suíça.	KPMG Auditores Independentes is a Brazilian entity and a member firm of the KPMG network of independent member firms affiliated with KPMG International, a Swiss cooperative.

1 - Objective

This report is issued for the exclusive objective of being part of the process of incorporation of shares issued by Companies Distribuidora de Produtos de Petróleo Ipiranga, Companhia Brasileira de Petróleo Ipiranga and Refinaria de Petróleo Ipiranga, by Ultrapar Participações S.A., under article 252 of Brazilian Corporation Law.

2 - Valuation criteria

According to the terms, conditions and reasons (the “Protocolo e Justificação”) for the incorporation of shares, the Valuation criteria provided in articles 183 and 184 of Law 6404/76 have been adopted, for purposes of determining asset and liability accounts of Distribuidora de Produtos de Petróleo Ipiranga S.A., as of September 30, 2007 (appendix) to evaluate its net book value.

3 - Examinations performed and effective date

This valuation was performed by comparing assets and liabilities balances shown in the balance sheet of the Company as of September 30, 2007, with the accounting books, support documentation, and confirmation, through the application of tests, of the adoption by the Company of the criteria foreseen in articles 183, 184 and 248 of Law 6404/76.

4 - Results of the evaluation

Based on our examinations, described in item 3, we concluded that the equity net book value of Distribuidora de Produtos de Petróleo Ipiranga S.A. as of September 30, 2007, for the purposes described in item 1 and in accordance with the Valuation criteria described in item 2, was R$ 909,971,402.47 (nine hundred and nine million, nine hundred seventy one thousand, four hundred and two reais and forty seven cents) represented by 10,706,368 common shares and 21,293,632 preferred shares, resulting in a net book value per share of R$ 28.44 (twenty eight reais and forty four cents).

This net book value is represented by assets and liabilities accounts, as described in the balance sheet appendix.

Additionally, in attendance to the requirements of the local Securities and Exchange Commission - CVM, we informed that:

a)	in accordance with the professional standards established by the Federal Accounting Council (CFC), we have no knowledge of any conflict of interests, direct or indirect, or any other circumstances that represent conflict of interests in connection with the services provided by us, and described above; and

b)	We have no knowledge about Company’s shareholders or management actions with the objective to lead, limit, difficult or perform any act that have or may have compromised the access, the utilization or acknowledgment regarding information, assets, documentation or methodologies relevant to the quality of the conclusions that we are concluding on.

Porto Alegre, November 9, 2007

KPMG Auditores Independentes

CRC 2SP014428/F-RS

Wladimir Omiechuk
Accountant CRC 1RS041241/O-2